Exhibit 99.1

Press Release

For Immediate Release	Contact:	Francesca DeMartino
The Ruth Group, Inc.
646 536 7024
Fdemartino@theruthgroup.com

CRYO-CELL INTERNATIONAL ANNOUNCES ACCELERATED VESTING OF STOCK

OPTIONS WITH EXERCISE PRICES IN EXCESS OF CURRENT MARKET PRICE

Oldsmar, FL – October 11, 2005 – CRYO-CELL International, Inc. (OTC Bulletin Board Symbol: CCEL) (the “Company”), the world’s largest private cord blood bank, announced today it has accelerated the vesting of unvested stock options awarded to employees and officers under its stock option plan that had exercise prices greater than the current price of the stock ($2.30) on the effective date of the stock option acceleration. The unvested options to purchase approximately 569,000 shares became fully vested as of September 28, 2005 as a result of the acceleration. These stock options would have vested through February 1, 2008.

The purpose of the accelerated vesting is to enable the Company to avoid recognizing compensation expense of approximately $600,000 associated with these options in future periods, upon adoption of FASB Statement No. 123 (revised 2004), Share-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation (SFAS 123(R)) in December 2006 which the Company will be required to adopt in the first quarter of fiscal 2007.

About CRYO-CELL International, Inc.

Based in Oldsmar, Florida, CRYO-CELL is the world’s largest U-Cord® stem cell banking firm, offering high-quality, superior value cord blood preservation exclusively for the benefit of newborn babies and possibly other members of their family. With over 100,000 clients, CRYO-CELL is accredited by the American Association of Blood Banks (AABB) and believes the Company is the first and perhaps only private cord blood bank to operate in a newly constructed state-of-the-art current Good Manufacturing Practice and Good Tissue Practice (cGMP/cGTP)-compliant facility, well in advance of newly established Food and Drug Administration (FDA) regulations.

CRYO-CELL is a publicly traded company. OTC Bulletin Board Symbol... CCEL. Expectant parents or healthcare professionals may call 1-800-STOR-CELL (1-800-786-7235) or visit www.CRYO-CELL.com.

Forward-Looking Statement

Statements wherein the terms “believes”, “intends”, “projects” or “expects” as used are intended to reflect “forward-looking statements” of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the Company. These uncertainties and other factors include any adverse effect or limitations caused by recent increases in government regulation of stem cell storage facilities; any increased competition in our business; any decrease or slowdown in the number of people seeking to store umbilical cord blood stem cells or decrease in the number of people paying annual storage fees; any adverse impacts on our revenue or operating margins due to the costs associated with increased growth in our business, including the possibility of unanticipated costs relating to the operation of our new facility; any technological breakthrough or medical breakthrough that would render the Company’s business of stem cell preservation obsolete; any material failure or malfunction in our storage facilities; any natural disaster such as a tornado, other disaster (fire) or act of terrorism that adversely affects stored specimens; the costs associated with defending or prosecuting litigation matters and any material adverse result from such matters; decreases in asset valuations; any continued negative effect from adverse publicity in the past year regarding the Company’s business operations; any negative consequences resulting from deriving, shipping and storing specimens at a second location; and other risks and uncertainties. The foregoing list is not exhaustive, and the Company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and any Current Reports on Form 8-K filed by the Company.